EXHIBIT 31.1

Certification of Principal Executive Officer Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Heather Bresch, certify that:

1.	I have reviewed this Form 10-K/A of Mylan Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Heather Bresch
Heather Bresch
Chief Executive Officer
(Principal Executive Officer)
Date: April 30, 2015